PRESS RELEASE

04/23/19

Carlisle Companies Reports Record First Quarter Diluted EPS of $1.33, a 45% Increase from Prior Year

SCOTTSDALE, ARIZONA, April 23, 2019 - Carlisle Companies Incorporated (NYSE:CSL) today announced its financial results for the three month period ended March 31, 2019.

•	First quarter revenue increased 8.9% to a record $1.1 billion, of that 5.9% was organic

•	Operating income reached a record $114.7 million, an increase of 21.1% year-over-year

•	Diluted EPS from continuing operations for the quarter included $0.08 of restructuring, facility rationalization, and acquisition related costs

•	Repurchased 1.4 million shares for $157.1 million in the quarter
First Quarter 2019

Revenues of $1.1 billion increased 8.9% from $984.7 million in the first quarter of 2019. Organic revenue grew 5.9% (organic revenue defined as revenue excluding acquired revenues within the last twelve months and the impact of changes in foreign exchange rates versus the U.S. Dollar). Acquired revenues contributed a total of 3.9% in the quarter. Changes in foreign exchange rates had a negative (0.9%) impact on revenues.

Operating income of $114.7 million was up 21.1% from the first quarter of 2018. Operating income performance was driven by higher sales volume, price realization, and contributions from the Carlisle Operating System (COS), partially offset by increases in labor-related costs, unfavorable mix, and higher restructuring at Carlisle Interconnect Technologies (CIT).

In addition to the factors driving operating income improvement, diluted EPS from continuing operations was beneficially impacted by lower taxes and share count.

During the first quarter of 2019, Carlisle completed the acquisition of Petersen Aluminum Corporation, a manufacturer of high-quality architectural metal products, and subsequently on April 1, 2019, acquired MicroConnex, a manufacturer of highly engineered microminiature flex circuits and sensors.

Carlisle repurchased 1.4 million shares of common stock for $157.1 million in the first quarter.

Comment
Chris Koch, President and Chief Executive Officer, said, “Our record results in the first quarter reflected: continued healthy demand across many of our key end markets, price discipline, efficiencies gained from COS, contributions from acquisitions, and solid execution of our operating plans by Carlisle's employees around the globe. Building on the solid momentum we gained during the fourth quarter of 2018, we drove record first quarter revenues, operating income, and diluted EPS. We also continue to gain traction on the key objectives of Vision 2025, including:

•	Achieving 5.9% organic revenue growth, in excess of our long-term growth target of 5%

•	Leveraging revenue growth to deliver a 21% increase in operating income

•	Maintaining strong price discipline across businesses, leading to positive price realization at all four segments

•	Delivering cost savings of 1.3% of sales through COS, within our targeted range of 1-2%

•	Utilizing our strong cash flow and balance sheet to deploy over $180 million into share repurchases and dividends paid, now totaling almost $1.1 billion since the beginning of 2017

•	Continuing to reshape the portfolio and build out our capabilities by acquiring Petersen Aluminum Corporation within CCM, and on April 1, 2019, MicroConnex within CIT

We are pleased with the strong start to 2019 and are optimistic about both our near and long-term prospects for growth despite persistent uncertainties around the China trade negotiations and Brexit.

We remain focused on executing Vision 2025 objectives: exceeding 5% organic growth, utilizing COS to deliver efficiencies and operating leverage, building scale with synergistic acquisitions, continuing to invest in exceptional talent, and deploying over $3 billion into capital expenditures, share repurchases and dividends."

First Quarter 2019 Segment Highlights

Carlisle Construction Materials (CCM)

•
Revenues of $671.1 million, up 12.1% (organic +6.3%) year-over-year, were driven by continued strength in U.S. roofing demand, growth in Europe, new product introductions and contributions from acquisitions, despite challenging weather that reduced available roofing days to contractors.

•
Operating income was $92.9 million, up 22.6% year-over-year. Operating margin of 13.8%, a 110 basis point improvement, benefited from price/cost realization, savings and benefits from COS, and operational improvements, offset by higher labor and acquisition related costs.

•	Items affecting comparability were costs of $1.6 million versus income of $1.8 million in the first quarter of 2018.

•	We now expect CCM to achieve low-double digit revenue growth in 2019, vs. up high-single to low-double digits prior.

Carlisle Interconnect Technologies (CIT)

•	Revenues of $246.4 million, up 9.9% (+10.0% organic) year-over-year were driven by strength in Aerospace, Test & Measurement, and Space/Defense.

•
Operating income was $30.6 million, up 12.5% year-over-year. Operating margin of 12.4%, a 30 basis point improvement, benefited from higher volumes, price/cost realization, and savings and benefits from COS, partially offset by higher restructuring and labor charges, and unfavorable mix.

•	Items affecting comparability were costs of $4.9 million versus $2.6 million in the first quarter of 2018.

•	We now expect CIT to achieve mid-to-high single digit revenue growth in 2019, vs. up mid-single digits prior.

Carlisle Fluid Technologies (CFT)

•
Revenues of $63.1 million, down 0.6% (+2.2% organic) year-over-year, reflected strength in standard products in Automotive Refinish and General Industrial markets, partially offset by softer Transportation sales in China and foreign currency translation headwinds.

•
Operating income was $6.4 million, up 12.3% year-over-year. Operating margin of 10.1%, a 110 basis point improvement, demonstrates CFT's continued execution of their plans to improve the margin profile of the business. Margins benefited from higher volumes, savings and benefits from COS, and price/cost realization, partially offset by raw material inflation, higher labor-related and restructuring charges.

•	Items affecting comparability were income of $0.9 million versus costs of $0.5 million in the first quarter of 2018.

•	We continue to expect CFT to achieve mid-single digit revenue growth in 2019.

Carlisle Brake & Friction (CBF)

•
Revenues of $91.3 million, down 7.1% (-3.8% organic) year-over-year, reflected difficult year-over-year comparisons (Q1 2018 organic revenue +28.5% y-o-y) in off-highway vehicle end markets, and foreign currency translation headwinds, partially offset by price realization and share gains.

•
Operating income was $6.5 million, up 44.4% year-over-year. Operating margin of 7.1%, a 250 basis point improvement, was driven by efficiencies gained by the Tulsa, Oklahoma to Medina, Ohio plant consolidation, lower restructuring costs, price realization, and savings and benefits from COS, partially offset by lower volumes and higher labor-related and raw material costs.

•	Items affecting comparability were costs of $1.3 million versus $2.0 million in the first quarter of 2018.

•	We now expect CBF revenues to be flat in 2019, vs. up low-single-digits prior.

Cash Flow

Free cash flow (defined as cash provided by operating activities less capital expenditures, and comprised of continuing and discontinued operations) was $86.5 million for the first three months ended March 31, 2019, an increase of $95.8 million versus the prior year. The increase in free cash flow was primarily attributable to higher cash earnings, more efficient usage of working capital, and lower capital expenditures.

During the first three months ended March 31, 2019, we redeployed our free cash flow towards the acquisitions of Petersen Aluminum Corporation, the repurchase of Carlisle common stock for $157.1 million and $23.3 million in dividends paid. As of March 31, 2019, we had $516.6 million of cash and $1 billion of availability under our revolving credit facility.

Table 1. Revenue Breakdown

	Three Months Ended March 31, 2019
	CCM	CIT	CFT	CBF
Change in Organic Revenues	6.3%	10.0%	2.2%	(3.8)%
Net Impact from Acquisitions	6.3%	0.2%	—%	—%
Impact from FX	(0.5)%	(0.3)%	(2.8)%	(3.3)%
Change in Revenues	12.1%	9.9%	(0.6)%	(7.1)%

Conference Call and Webcast

The Company will discuss first quarter 2019 results on a conference call at 5:00 p.m. ET today. The call may be accessed live by going to the Investor Relations section of the Carlisle website (http://www.carlisle.com/investor-relations/events-and-webcasts/default.aspx), or the taped call may be listened to shortly following the live call at the same website location. A PowerPoint presentation will accompany the call and can be found on the Carlisle website as well.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements, due to a variety of factors such as: increasing price and product/service competition by foreign and domestic competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; our mix of products/services; increases in raw material costs which cannot be recovered in product pricing; domestic and foreign governmental and public policy changes including environmental and industry regulations; threats associated with and efforts to combat terrorism; protection and validity of patent and other intellectual property rights; the successful integration and identification of our strategic acquisitions; the cyclical nature of our businesses; and the outcome of pending and future litigation and governmental proceedings. In addition, such statements could be affected by general industry and market conditions and growth rates, the condition of the financial and credit markets, and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. Further, any conflict in the international arena may adversely affect general market conditions and our future performance. We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statement.

About Carlisle Companies Incorporated

Carlisle Companies Incorporated is a diversified, global portfolio of niche brands and businesses that manufactures highly engineered products and solutions for our customers. Carlisle is committed to generating superior shareholder returns by combining a unique management style of decentralization, entrepreneurial spirit, active M&A, and a balanced approach to capital deployment, all with a culture of continuous improvement as embodied in the Carlisle Operating System. Carlisle’s markets include: commercial roofing, specialty polyurethane, aerospace, medical, defense, transportation, industrial, protective coating, auto refinishing, agriculture, mining, and construction. Carlisle’s worldwide team of employees generated $4.5 billion in revenues in 2018. Learn more about Carlisle at www.carlisle.com.

CONTACT:	Jim Giannakouros, CFA
Vice President of Investor Relations and FP&A
jgiannakouros@carlisle.com

Carlisle Companies Incorporated
Unaudited Condensed Consolidated Statements of Income

	Three Months Ended March 31,
(in millions except per share amounts)	2019	2018
Revenues	$1,071.9	$984.7

Cost of goods sold	783.3	735.3
Selling and administrative expenses	164.2	148.6
Research and development expenses	14.4	13.9
Other operating (income) expense, net	(4.7)	(7.8)
Operating income	114.7	94.7
Interest expense, net	13.7	14.5
Other non-operating (income) expense, net	(0.4)	1.9
Income from continuing operations before income taxes	101.4	78.3
Provision for income taxes	24.0	20.4
Income from continuing operations	77.4	57.9

Discontinued operations:
Income before income taxes	—	299.0
(Benefit) provision for income taxes	(2.0)	47.3
Income from discontinued operations	2.0	251.7
Net income	$79.4	$309.6

Basic earnings per share attributable to common shares:
Income from continuing operations	$1.34	$0.93
Income from discontinued operations	0.03	4.05
Basic earnings per share	$1.37	$4.98

Diluted earnings per share attributable to common shares:
Income from continuing operations	$1.33	$0.92
Income from discontinued operations	0.03	4.02
Diluted earnings per share	$1.36	$4.94

Average shares outstanding (in thousands):
Basic	57,547	61,684
Diluted	57,870	62,164

Dividends declared and paid per share	$0.40	$0.37

(1) Basic and diluted EPS calculated based on "two-class" method of computing earnings per share using the following income attributable to common shareholders:
Income from continuing operations	$77.1	$57.3
Net income	79.1	307.3

Carlisle Companies Incorporated
Unaudited Segment Information

	Three Months Ended March 31,		Increase (Decrease)
(in millions, except percentages)	2019	2018	Amount	Percent
Revenues
Carlisle Construction Materials	$671.1	$598.6	$72.5	12.1%
Carlisle Interconnect Technologies	246.4	224.3	22.1	9.9%
Carlisle Fluid Technologies	63.1	63.5	(0.4)	(0.6)%
Carlisle Brake & Friction	91.3	98.3	(7.0)	(7.1)%
Total	$1,071.9	$984.7	$87.2	8.9%

Operating Income (Loss)
Carlisle Construction Materials	$92.9	$75.8	$17.1	22.6%
Carlisle Interconnect Technologies	30.6	27.2	3.4	12.5%
Carlisle Fluid Technologies	6.4	5.7	0.7	12.3%
Carlisle Brake & Friction	6.5	4.5	2.0	44.4%
Segment Totals	136.4	113.2	23.2	20.5%
Corporate and unallocated (1)	(21.7)	(18.5)	(3.2)	(17.3)%
Total	$114.7	$94.7	$20.0	21.1%

Operating Margin Percentage
Carlisle Construction Materials	13.8%	12.7%	110 bps
Carlisle Interconnect Technologies	12.4%	12.1%	30 bps
Carlisle Fluid Technologies	10.1%	9.0%	110 bps
Carlisle Brake & Friction	7.1%	4.6%	250 bps
Total	10.7%	9.6%	110 bps

Depreciation and Amortization
Carlisle Construction Materials	$22.6	$19.1	$3.5	18.3%
Carlisle Interconnect Technologies	14.5	14.6	(0.1)	(0.7)%
Carlisle Fluid Technologies	5.7	5.4	0.3	5.6%
Carlisle Brake & Friction	5.4	6.1	(0.7)	(11.5)%
Corporate and unallocated (1)	0.8	0.7	0.1	14.3%
Total	$49.0	$45.9	$3.1	6.8%

(1)	Includes general corporate expenses and other unallocated costs.

Carlisle Companies Incorporated
Unaudited Items Affecting Comparability Information

Items affecting comparability include costs, and losses or gains related to, among other things, growth and profitability improvement initiatives and other events outside of core business operations (such as asset impairments, exit and disposal and facility rationalization charges, costs of and related to acquisitions, litigation settlement costs, gains and losses from and costs related to divestitures, and discrete tax items). Because these items affect Carlisle's, or any particular operating segment's, financial condition or results in a specific period in which they are recognized, we believe it is appropriate to present the total of these items to provide information regarding the comparability of results of operations period to period.

	Three Months Ended March 31,
(in millions, except per share amounts)	2019	2018
Impact to Operating Income
Exit and disposal costs	$6.8	$3.1
Other facility rationalization costs	1.4	2.2
Acquisition related costs:
Inventory step-up amortization	0.5	—
Other acquisition costs	1.5	1.1
Gains from contingent consideration	(3.0)	—
Gains from divestitures	—	(2.0)
Total	$7.2	$4.4

Impact to Diluted EPS from Continuing Operations (1)
Exit and disposal costs	$0.09	$0.04
Other facility rationalization costs	0.02	0.02
Acquisition related costs:
Inventory step-up amortization	—	—
Other acquisition costs	0.02	0.01
Gains from contingent consideration	(0.05)	—
Gains from divestitures	—	(0.02)
Total	$0.08	$0.05

Impact to Operating Income
Carlisle Construction Materials	$1.6	$(1.8)
Carlisle Interconnect Technologies	4.9	2.6
Carlisle Fluid Technologies	(0.9)	0.5
Carlisle Brake & Friction	1.3	2.0
Corporate	0.3	1.1
Total	$7.2	$4.4

Impact to Diluted EPS from Continuing Operations (1)
Carlisle Construction Materials	$0.02	$(0.02)
Carlisle Interconnect Technologies	0.06	0.03
Carlisle Fluid Technologies	(0.02)	0.01
Carlisle Brake & Friction	0.02	0.02
Corporate	—	0.01
Total	$0.08	$0.05

(1)	Tax effect is based on the rate of the jurisdiction where the expense is deductible or income is taxable.

Carlisle Companies Incorporated
Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
(in millions)	2019	2018
Net cash provided by operating activities	$109.8	$33.2

Investing activities:
Acquisitions, net of cash acquired	(202.0)	(0.7)
Capital expenditures	(23.3)	(42.5)
Proceeds from sale of discontinued operation	—	754.6
Other investing activities, net	0.9	3.6
Net cash (used in) provided by investing activities	(224.4)	715.0

Financing activities:
Repurchase of common stock	(157.1)	(122.0)
Dividends paid	(23.3)	(23.1)
Proceeds from exercise of stock options	10.6	1.7
Withholding tax paid related to stock-based compensation	(3.3)	(4.6)
Net cash used in financing activities	(173.1)	(148.0)

Effect of foreign currency exchange rate changes on cash and cash equivalents	0.7	1.9

Change in cash and cash equivalents	(287.0)	602.1
Less: change in cash and cash equivalents of discontinued operations	—	1.3
Beginning of period	803.6	378.3
End of period	$516.6	$979.1

Carlisle Companies Incorporated
Unaudited Selected Consolidated Balance Sheet Data

(in millions)	March 31, 2019	December 31, 2018
Cash and cash equivalents	$516.6	$803.6
Long-term debt	1,588.5	1,587.8
Total shareholders' equity	2,524.7	2,597.4